EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Silverstar Holdings, LTD. of our report dated August 29, 2005, with respect to the consolidated financial statements of Silverstar Holdings, LTD. contained in the Annual Report on Form 10-K which was previously filed by Silverstar Holdings, LTD. on September 28, 2005. We also consent to the reference to us under the heading, "Experts," in such Registration Statement.

                            RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
November 30, 2005